Exhibit 16


MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
-----------------------------
PCAOB REGISTERED



February 10, 2006



Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

The firm of Moore & Associates, Chartered was previously principal accountant for AngioGenex, Inc. (formerly eClic, Inc.) (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2003 and 2004 and has reviewed the quarterly financial statements through September 30, 2005. Effective February 7, 2006, we were dismissed by the Company as principal accountants. We have read the Company's statements included under
Item 4 of its Form 8-K dated February 7, 2006, and we agree with such statements contained therein, except that we can neither affirm or deny that Williams & Webster, P.S was not consulted prior to their engagement, or that the Board of Directors approved their appointment.


Sincerely,



/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates, Chartered

















           2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146
                      (702) 253-7511 Fax: (702)253-7501

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